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                                                                  EXHIBIT (23)-7

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts"; and to the use of our report dated January 12, 1996 with respect to financial statements of Commerce Bank of Alabama included in the Proxy Statement of The Banc Corporation that is made a part of the Registration Statement (Amendment No. 3 to Form S-4 No. 333-58493) and the Prospectus of The Banc Corporation.



/s/ COCHRAN, WHEELER AND KENNEDY, P.C.


Cochran, Wheeler and Kennedy, P.C.

October 8, 1998